Exhibit 3.28(a)

State of Delaware
Secretary of State
Division ofCorporations
Delivered 05:13 PM 11/20/2012
FILED 04:46 PM 11/20/2012
SRV 121250186 - 5245382 FILE

CERTIFICATE OF FORMATION

OF

LUCKEY RANCH PARTNERS, LLC

This CERTIFICATE OF  FORMATION of LUCKEY RANCH PARTNERS, LLC has been duly executed and is being filed by the undersigned, an authorized person, in accordance with the provisions of 6  Del. C. §18-201,  to fonn  a limited  liability company  under  the
Delaware Limited Liability  Company Act (6 Del. C.§18-101, et seq.), as follows:

I

NAME

The name of the limited liability company is LUCKEY  RANCH PARTNERS, LLC (the "Company").

II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Company (which is also the address of the registered agent) shall be 1675 South State Street Suite B, Dover, Delaware 19901, and the name of its initial registered agent for service of process at such address is Capitol Services, Inc.

III

DURATION

The period of duration of the Company shall be perpetual, unless it is earlier dissolved in accordance with the provisions of the Company Agreement of the Company.

IV

PURPOSE

The Company is formed for the purpose of conducting any and all lawful business for which  a  limited  liability  company  may  be formed  under  the Delaware  Limited  Liability Company Act.

V

MANAGERS

The Company shall be managed by a Board of Managers. The Board of Managers shall initially consist of one Manager. The name and address of the initial Manager is as follows:

Name	Address

LGI-GTIS Holdings IV, LLC	c/o LGI Homes Group, LLC
1450 Lake Robbins Dr. Suite 430
The Woodlands, Texas 77380

VI

COMPANY AGREEMENT

The initial Members of the Company shall adopt a Company Agreement which shall set forth all oft he provisions for the regulation and management of the affairs of the Company.  Any person or entity that acquires a membership interest in the Company shall be bound by the provisions of the Company  Agreement,  notwithstanding the fact that such  person  has not executed such Company Agreement or a separate written instrument pursuant to which it agrees to be bound by the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the Company as of November 20, 2012.

/s/ Warren A. Hoffman
Warren A. Hoffman
Authorized Person